Exhibit 32

                    CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



      In   connection  with the amended Quarterly report  of Megola, Inc.
(the   "Company")  on  Form  10-QSB  for  the periodending January 31,
2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joel Gardner, acting in the capacity as the Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of section
       13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Joel Gardner
------------------------
     Joel Gardner
     President, CEO, Principal Financial Officer and Principal
     Accounting Officer


     April 12, 2004